Exhibit 99.1

Clear Channel Outdoor Holdings Initiates Review of Strategic Alternatives for European Business; Announces Improved Q4 2021 Guidance

SAN ANTONIO, TX, December 13, 2021 — Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today announced that its Board of Directors has authorized a review of strategic alternatives for its European business, including a possible sale.

“We have been transparent about our continued evaluation of disposition opportunities that are both in line with our strategic goals and in the best interests of our shareholders,” said William Eccleshare, Chief Executive Officer. “We believe now is the right time to explore options for our European business, which delivered significant improvements in revenue performance in the third quarter, and we now expect Europe revenue in the fourth quarter to exceed our results in the same period of 2019.”

Eccleshare added, “As a company, we are very well positioned, and I’m delighted that Scott Wells will succeed me as CEO on January 1, 2022. As we announced back in July, at that time I will be taking on my new role as Executive Vice Chairman and I look forward to assisting the Board and Scott with our ongoing evaluation and review of strategic opportunities to optimize our portfolio.”

Wells, currently CEO of Clear Channel Outdoor Americas, who will become CEO of Clear Channel Outdoor Holdings at year-end, said, “Today’s announcement reaffirms our focus on our Americas segment. The strong growth in the Americas segment is due in part to our investments in our digital footprint, and in data analytics and programmatic trading, which are helping to improve and simplify the buying process. We have seen a notable uptick in demand in all products across our markets and remain focused on delivering profitable growth, continuing to invest in accretive opportunities, strengthening our balance sheet, and further demonstrating the operating leverage of our model. I am encouraged with the momentum in our business as we head into 2022, and I would like to thank our teams for their continued hard work and dedication to our customers.”

There can be no assurance that the strategic review process will result in any transaction or particular outcome. The Company has not set a timetable for completion of the review, may suspend the process at any time and does not intend to make further announcements regarding the process unless and until the Board approves a course of action for which further disclosure is appropriate.

Updated Q4 2021 Guidance

Clear Channel today also updated its guidance for the 2021 fourth quarter. Its expectations are now as follows (revenue amounts exclude movements in FX1 where applicable):

•	Raised consolidated revenue from between $715 million and $740 million to now expected to be between $730 million and $750 million vs. 2019 consolidated fourth quarter revenue of $717 million[2]

•	Reaffirmed Americas revenue, which is now expected to be on the higher end of the range of $360 million and $370 million vs. 2019 Americas fourth quarter revenue of $345 million

•	Raised Americas Segment Adjusted EBITDA margin percentage from close to 2019 fourth quarter level of 42.3% to now expected to be above the 2019 fourth quarter level

•	Raised Europe revenue from between $335 million and $350 million to now expected to be between $350 million and $360 million vs. 2019 Europe fourth quarter revenue of $349 million

•	Reaffirmed year-to-date 2021 consolidated capital expenditures between $150 million and $160 million

The Company also raised the guidance for its liquidity balance, including unrestricted cash and availability under its credit facilities, from between $525 million and $575 million to now expected to be between $550 million and $600 million as of December 31, 2021.

Expected results and estimates may be impacted by factors outside of the Company’s control, such as the continuing impacts from COVID-19, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements.”

[1]

For comparison purposes, 2019 fourth quarter Consolidated and Europe revenues are presented excluding movements in FX by converting 2019 fourth quarter reported revenues in local currency to U.S. dollars using average foreign exchange rates for 2020. See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for a comparison to GAAP revenue.

[2]

For comparison purposes, 2019 fourth quarter Consolidated revenue excludes revenue from China. See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for a comparison to GAAP revenue.

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of more than 500,000 print and digital displays in 26 countries across North America, Europe, Latin America and Asia, reaching millions of people monthly. A growing digital platform includes more than 17,000 digital displays in international markets and more than 2,000 digital displays (excluding airports), including more than 1,500 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Europe, Latin America and Asia – CCO employs more than 4,600 people globally. More information is available at investor.clearchannel.com, clearchanneloutdoor.com and clearchannelinternational.com.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA

A significant portion of the Company’s advertising operations is conducted in foreign markets, principally Europe, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measure of revenue excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. This non-GAAP financial measure, which excludes the effects of foreign exchange rates, is calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

Since this non-GAAP financial measure is not calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measure as an indicator of operating performance. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.

Segment Adjusted EBITDA

The Company has two reportable segments, which it believes best reflect how the Company is currently managed – Americas and Europe. The Company’s remaining operating segments, which include China for periods before its sale on April 28, 2020 and Latin America, do not meet the quantitative thresholds to qualify as reportable segments and are disclosed as “Other.”

Segment Adjusted EBITDA is the profitability metric reported to the Company’s chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs.

Comparative Revenue Amounts for Fourth Quarter of 2019

The table below presents revenue for the three months ended December 31, 2019 as reported and excluding movements in FX and China, which revenue information is provided under “Updated Q4 2021 Guidance” for comparative purposes:

(In thousands)	Three Months Ended December 31,
2019
Revenue:
Americas	$344,904
Europe	326,998
Other[1]	73,330

Consolidated Revenue	$745,232

Revenue excluding movements in FX2:
Americas	$344,904
Europe	349,051
Other[1]	73,307

Consolidated Revenue excluding movements in FX	$767,262

Consolidated Revenue excluding movements in FX and China	$717,221

[1]	For the three months ended December 31, 2019, our Latin America business represented $26.3 million of Other Revenue and $23.3 million of Other Revenue excluding movements in FX.
[2]

For comparison purposes, revenues for the three months ended December 31, 2019 are presented excluding movements in FX by converting 2019 reported revenues in local currency to U.S. dollars using average foreign exchange rates for 2020.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, including statements regarding the review of strategic alternatives for the European business (including timing and results), future performance of the European business or the Company, guidance and outlook, our business plans, our strategies, our expectations about certain markets, and market recovery, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to continue and/or consummate the strategic alternatives process for the European business, which may be suspended or modified at any time; the possibility that the Board may decide not to undertake a strategic alternative following the review of options; the terms of disposition opportunities with respect to the European business, which may not be favorable to the Company; our inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to our business resulting from the strategic review process; potential adverse effects on our stock price from the announcement, suspension or consummation of the strategic review process and the results thereof; the impact of the COVID-19 pandemic on our operations and on general economic conditions, including inflationary pressure; weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; our levels of liquidity, including timing of cash receipts and payments; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; fluctuations in operating costs; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the effects of Brexit on our business; volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR; the risk that our historical financial information is not necessarily representative of the results we would have achieved as an independent public Company and may not be a reliable indicator of future results; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; our dependence on our management team and other key individuals; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect the continuation of results of the strategic review process and our future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Additional factors may emerge, including as a result of the COVID-19 pandemic, that could cause these expectations to change. In light of the evolving impact of the COVID-19 pandemic, the magnitude and duration of its impact on our results of operations and our overall liquidity position will not be known until future periods.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended September 30, 2021. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.